EXHIBIT 99.1

Ambac Assurance’s Segregated Account Rehabilitation Completed
Ambac Assurance Announces Successful Completion of Exchange Offers and Consent Solicitation
Ambac Assurance Receives Approval for $13.5 Million Interest Payment on Surplus Notes

NEW YORK, NY, February 12, 2018 (GLOBE NEWSWIRE) -- Ambac Financial Group, Inc. (Nasdaq: AMBC) (“AFG”), a holding company whose subsidiaries, including Ambac Assurance Corporation (“AAC” and together with AFG, “Ambac” or the “Company”), provide financial guarantees, announced today the successful conclusion of the rehabilitation of the Segregated Account of Ambac Assurance Corporation (the "Segregated Account"), following the successful completion of its surplus note exchange offers and consent solicitation, which, together with the satisfaction of all remaining conditions precedent, including the discharge of all deferred payment obligations ("DPOs") of the Segregated Account, completes the holistic restructuring transaction (the “Transaction”) announced on July 19, 2017.
Commenting on this milestone, Claude LeBlanc, President and Chief Executive Officer, said “This is a tremendous milestone and inflection point for Ambac. I am very pleased that the holistic restructuring transaction has been successfully executed and the Segregated Account rehabilitation has been completed, which is expected to, among other things, allow all future claims to be paid in full. This monumental accomplishment, which represents the execution of one of our key strategic priorities, will allow for greater financial and strategic flexibility, provide a material increase in capital, lower operating expenses, reduce regulatory oversight and provide for a simplified governance structure.”
Mr. LeBlanc continued, “The consummation of the Transaction is a significant step toward creating long-term value for our shareholders and builds a strong foundation to explore meaningful opportunities for Ambac’s future.”
In exchange for an effective consideration package of 40% cash, 41% secured notes and 12.5% General Account Surplus Notes (as defined below), AAC received the following benefits as a result of the completion of the Transaction:

•	Satisfaction and discharge of all outstanding DPOs of the Segregated Account, totaling $3.86 billion, including accretion amounts thereon;

•	Cancellation of $809.5 million in principal amount outstanding, plus accrued and unpaid interest thereon of AAC’s 5.1% surplus notes due 2020 (the "General Account Surplus Notes"); and

•	An effective discount of 6.5% on DPOs and the outstanding amount of principal and accrued and unpaid interest on tendered General Account Surplus Notes
AAC also received $240 million in cash proceeds from the issuance of notes secured by recoveries from RMBS representation and warranty and fraud litigation in excess of $1.6 billion.

Satisfaction of Conditions Precedent
Expiration of Exchange Offers. On February 9, 2018, at 5:00 p.m. New York City time, AAC’s previously announced private exchange offers (“Exchange Offers”) for (i) General Account Surplus Notes held by the Supporting Holders (as defined below) for cash and senior secured notes of Ambac LSNI, LLC (the "AAC Supporting Holder Exchange Offer"), (ii) General Account Surplus Notes held by third parties for cash and senior secured notes of Ambac LSNI, LLC (the "AAC Exchange Offer") and (iii) General Account Surplus Notes held by the Supporting Holders for beneficial interests in DPOs of the Segregated Account (the "Limited Access DPO Exchange Offer"), expired.
According to Epiq Corporate Restructuring, the information and exchange agent for the Exchange Offers, an aggregate of 99.6% of the General Account Surplus Notes held by the Supporting Holders and parties other than AFG and AAC participated, both in the Transaction and in the Exchange Offers. The minimum participation threshold for the Exchange Offers was exceeded. The results of the exchange offers are set forth below.

Exchange Offer	Principal Amount Tendered	Percent of Principal Amount Outstanding Tendered
AAC Supporting Holder Exchange Offer	$439,906,099	43%
AAC Exchange Offer	217,535,496	21%
Limited Access DPO Exchange Offer	182,184,602	18%
General Account Surplus Notes contributed by Sponsoring Holders to satisfy DPOs	144,268,011	14%
AAC Exchange Offer Guaranteed Delivery	35,210,970	3%
TOTAL	1,019,105,178	99%
Receipt of Requisite Consents for Bank Settlement Agreement Waiver and Amendment. Ambac also received sufficient consents from holders of General Account Surplus Notes for a waiver and amendment (the “BSA Waiver and Amendment”) of the settlement agreement, dated as of June 7, 2010 (the "Settlement Agreement"), by and among AAC, AFG, Ambac Credit Products, LLC ("ACP") and certain counterparties to credit default swaps with ACP that were guaranteed by AAC. Among other provisions, the BSA Waiver and Amendment includes amendments to the Settlement Agreement that (i) eliminate the requirement for Ambac Assurance to have “unaffiliated qualified directors” on its Board of Directors; (ii) eliminate the prohibition on new business activities; (iii) modify the restrictions on the incurrence of indebtedness and other material obligations; (iv) modify the restrictions on liens securing permitted indebtedness; (v) modify restrictions applicable to junior surplus notes; and (vi) modify restrictions on mergers or similar transactions.
Regulatory Approval of the Transaction, including a partial interest payment on Surplus Notes. The Wisconsin Office of the Commissioner of Insurance provided all approvals necessary to consummate the Transaction, to give effect to the BSA Waiver and Amendment, and to make a $13.5 million pro-rata interest payment, representing approximately six months of interest, on the outstanding principal and accrued and unpaid interest for surplus notes that remain outstanding (including notes owned by AFG) after the closing of the Transaction, in the amounts set forth below. Such amounts will be paid on March 1, 2018 to holders of record as of February 28, 2018.

(Except where noted, $ in '000s)		Original Par	Current Par as of Effective Date	Accrued and Unpaid Interest as of	Interest to be Paid	Accrued and Unpaid Interest Pro forma for Payment	Current Accretion Factor	Current Accretion Factor Pro forma for Interest Payment (1)	Interest per $1,000 of Original Par	Interest per $1,000 of Current Par
Name	CUSIP		02/12/18	02/12/18			2/12/18
General Account Surplus Notes	023138AA8/ U02373AA3	$437,035	$322,429	$150,146	$12,051	$138,096	1.466	1.428	$27.574	$37.375
Segregated Account Surplus Notes	N/A	50,000	36,888	16,872	1,371	15,501	1.457	1.420	27.418	37.164
Segregated Account Surplus Notes	N/A	3,000	2,213	910	80	830	1.411	1.375	26.544	35.979
TOTAL					$13,502

(1)
Pro-forma factor assumes the 3/1/18 payment is made 2/12/18 and is for illustrative purposes only.  Surplus Notes will continue to accrete through 2/28/18, the interest payment will be made on 3/1/18 and the accretion factor will be reduced on that date.

Discharge of Rehabilitator Duties; AAC Board Member resignations
With the conclusion of the Segregated Account rehabilitation, the duties of the Wisconsin Insurance Commissioner as rehabilitator of the Segregated Account have been discharged, and the AAC board members unaffiliated with AFG have resigned from the AAC Board.

About Ambac
Ambac Financial Group, Inc. ("Ambac"), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiaries, Ambac Assurance Corporation ("AAC"), Everspan Financial Guarantee Corp. and Ambac Assurance UK Limited ("Ambac UK"), provide financial guarantees to clients in both the public and private sectors globally. AAC is a guarantor of public finance and structured finance obligations. Ambac's common stock trades on the NASDAQ Global Select Market under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac's common stock increases its ownership interest. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain residential mortgage backed securities litigations. For more information, please go to www.ambac.com.
Contact:
Lisa A. Kampf
Managing Director, Investor Relations
(212) 208-3177
lkampf@ambac.com

Source: Ambac Financial Group, Inc.

Important Information and Forward Looking Statements
This press release is not an offer to exchange or a solicitation or acceptance of an offer to exchange any securities, which may be made only pursuant to the terms and conditions of an offering memorandum, nor is this press release an offer to buy or a solicitation or acceptance of an offer to buy any securities. In addition, this press release is not a solicitation of any consents from holders of General Account Surplus Notes. The Exchange Offers and Consent Solicitation were made and are subject to the terms and conditions set forth in the Offering Memorandum and related Letter of Transmittal and Consent.
The Exchange Offers and the offer of the DPOs and issuance of the Senior Secured Notes have not been registered under the Securities Act or any other applicable securities laws and, unless so registered, such Senior Secured Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The Exchange Offers were made to, the Consents were solicited from and the DPOs and Senior Secured Notes are being offered to only (i) (a) in the United States, holders of Existing Surplus Notes who are QIBs or Institutional Accredited Investors and (b) outside the United States, holders of Existing Surplus Notes who are not “U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance on Regulation S of the Securities Act and (ii) in the case of the AAC Supporting Holder Exchange Offer and the AAC Exchange Offer only, holders of Existing Surplus Notes who are also Qualified Purchasers. The Senior Secured Notes have not been registered under the Securities Act or under any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale as more fully described in the Offering Memorandum and the Letter of Transmittal and Consent.
This press release includes statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements in this press release may turn out to be incorrect and are based on management’s current belief or opinions. AFG’s actual results may vary materially, and there are no guarantees about the performance of AFG’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of AFG’s common stock and volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from AAC or from transactions or opportunities apart from AAC; (3) adverse effects on AFG’s share price resulting from future offerings of debt or equity securities that rank senior to AFG’s common stock; (4) potential of rehabilitation proceedings against AAC; (5) dilution of current shareholder value or adverse effects on AFG’s share price resulting from the issuance of additional shares of common stock; (6) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (7) decisions made by AAC's primary insurance regulator for the benefit of policyholders that may result in material adverse consequences for holders of the Company’s securities or holders of securities issued or insured by AAC; (8) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings or other restructuring proceedings by public finance issuers; (9) the Company’s inability to realize the expected recoveries included in its financial statements; (10) changes in AAC’s estimated representation and warranty recoveries or loss reserves over time; (11) credit risk throughout the Company’s business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, collateralized loan obligations, public finance obligations and exposures to reinsurers; (12) concentration and essentiality risk in connection with Military Housing insured debt; (13) the risk that the Company’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (14) risks associated with adverse selection as the Company’s insured portfolio runs off; (15) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce risks in its insured portfolio; (16) intercompany disputes or disputes with AAC's primary insurance regulator; (17) our inability to mitigate or remediate losses, commute or reduce insured exposures or achieve recoveries or investment objectives, or the failure of any transaction intended to accomplish one or more of these objectives to deliver anticipated results; (18) the Company’s substantial indebtedness could adversely affect its financial condition, operating flexibility and ability to obtain financing in the future; (19) restrictive covenants in agreements and instruments may impair the Company’s ability to pursue or achieve its business strategies; (20) loss of control rights in transactions for which we provide insurance due to a finding that AAC has defaulted, whether due to the Segregated Account rehabilitation proceedings or otherwise; (21) the Company’s results of operation may be adversely affected by events or circumstances that result in the accelerated amortization of the Company’s insurance intangible asset; (22) adverse tax consequences or other costs resulting from the Segregated Account rehabilitation plan, or from the characterization of the Company’s surplus notes as equity; (23) risks attendant to the change in composition of securities in the Company’s investment portfolio; (24) changes in tax law; (25) changes in prevailing interest rates; (26) factors that may influence the amount of installment premiums paid to the Company, including the Segregated Account rehabilitation proceedings; (27) default by one or more of AAC’s portfolio investments, insured issuers or counterparties; (28) market risks impacting assets in the Company’s investment portfolio or the value of our assets posted as collateral in respect of investment agreements and interest rate swap transactions; (29) risks relating to determinations of amounts of impairments taken on investments; (30) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on the Company’s business, operations, financial position, profitability or cash flows; (31) the Company’s inability to realize value from Ambac UK or other subsidiaries of AAC; (32) system security risks; (33) market spreads and pricing on derivative products insured or issued by the Company; (34) the risk of volatility in income and earnings, including volatility due to the application of fair value accounting; (35) changes in accounting principles or practices that may impact the Company’s reported financial results; (36) legislative and regulatory developments; (37) the economic impact of “Brexit” may have an adverse effect on the Company’s insured international portfolio and the value of its foreign investments, both of which primarily reside with its subsidiary Ambac UK; (38) operational risks, including with respect to internal processes, risk and investment models, systems and employees, and failures in services or products provided by third parties; (39) the Company’s financial position that may prompt departures of key employees and may impact the

Company’s ability to attract qualified executives and employees; (40) implementation of new tax legislation signed into law on December 22, 2017 (commonly known as the “Tax Cuts and Jobs Act”) may have unexpected consequences for the Company and the value of its securities, particularly its common shares; (41) implementation of the Tax Cuts and Jobs Act may negatively impact the economic recovery of Puerto Rico, which could result in higher loss severities or an extended moratorium on debt service owed on AAC-insured bonds of Puerto Rico and its instrumentalities; (42) implementation of the Tax Cuts and Jobs Act could have a negative impact on municipal issuers of AAC-insured bonds; and (43) other risks and uncertainties that have not been identified at this time.
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